UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2020

Gulfport Energy Corporation

(Exact name of registrant specified in its charter)

Delaware	000-19514	73-1521290
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

3001 Quail Springs Parkway Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip Code)

(405) 252-4600

(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GPOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

As previously disclosed, Gulfport Energy Corporation (the “Company”) is party to that certain Amended and Restated Credit Agreement, dated as of December 27, 2013, by and among the Company, as borrower, The Bank of Nova Scotia, as administrative agent, sole lead arranger and sole bookrunner, Amegy Bank National Association, as syndication agent, KeyBank National Association, as documentation agent, and the other lenders party thereto (as amended, supplemented or otherwise modified, the “Credit Agreement”).

On October 26, 2020, the Company executed the Second Forbearance Agreement and Amendment to Amended and Restated Credit Agreement (the “Second Forbearance Agreement”) , which extends that certain First Forbearance Agreement and Amendment to Amended and Restated Credit Agreement, dated as of October 26, 2020 (the “First Forbearance Agreement”) among the Company, the Guarantors named therein (together with the Company, the “Loan Parties”), the lenders party thereto, each swap lender party thereto, each cash management party thereto and the Bank of Nova Scotia (individually, as lender, in its capacity as the letters of credit issuer, and in its capacity as the administrative agent for the lenders, (in such capacity, the “Agent”)). Such lender parties, swap lender parties, cash management parties and the Agent are referred to herein as the “Lender Parties.” Pursuant to the Second Forbearance Agreement, the Lender Parties have agreed to (i) temporarily waive any default in connection with the Specified Default prior to its occurrence without any further action, (ii) expand the definition of “Specified Default” (as defined in the First Forbearance Agreement) to include the failure to make the interest payment that becomes due on November 1, 2020 with respect to the 6.625% senior unsecured notes due 2023 (the “2023 Notes”) while the Company continues ongoing constructive discussions with its lenders and certain other stakeholders regarding a potential comprehensive financial restructuring to strengthen the Company’s balance sheet and financial position; and (iii) extend their agreement to forbear from exercising certain of their default-related rights and remedies against the Company and the other Loan Parties with respect to any default in connection with the Specified Default, in each case, until the earlier of November 13, 2020 or another event that would trigger the end of the forbearance period. In addition, pursuant to the Second Forbearance Agreement, the Credit Agreement was amended to modify the anti-cash hoarding provisions contained therein.

A copy of the Forbearance Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Forbearance Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Forbearance Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1*	Second Forbearance Agreement and Amendment to Amended and Restated Credit Agreement among the Company, the Loan Parties named therein, the lenders party thereto, each swap lender party thereto, each cash management party thereto and the Bank of Nova Scotia, individually as lender, as administrative agent and L/C issuer.
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2020	GULFPORT ENERGY CORPORATION

	By:	/s/ Patrick K. Craine
		Name:	Patrick K. Craine
		Title:	General Counsel and Corporate Secretary

2